                                                                   EXHIBIT 99.1



CAMDEN PROPERTY TRUST
STATEMENT REGARDING COMPUTATION OF RATIOS
FOR THE FIVE YEARS ENDED DECEMBER 31, 1998
(In thousands, except for ratio amounts)


                                                             1998         1997 (1)      1996 (2)       1995          1994
                                                           ---------     ---------      --------      -------     ----------

EARNINGS BEFORE FIXED CHARGES:
    Net income before minority interests                   $  58,655     $  40,093      $  8,713      $12,330     $    9,522
    Less: equity in income of joint ventures                  (1,312)       (1,141)           --           --             --
                                                           ---------     ---------      --------      -------     ----------
                                                              57,343        38,952         8,713       12,330          9,522
    Distributed income of joint ventures                       2,350         1,939            --           --             --
    Less: interest capitalized                                (9,929)       (3,338)       (4,129)      (5,321)        (2,167)
                                                           ---------     ---------      --------      -------     ----------
      Total earnings before fixed charges                     49,764        37,553         4,584        7,009          7,355
                                                           ---------     ---------      --------      -------     ----------

FIXED CHARGES:
      Interest expense                                        50,467        28,537        17,336       13,843          8,807
      Interest capitalized                                     9,929         3,338         4,129        5,321          2,167
      Accretion of discount                                      169           142            --           --             --
      Loan amortization                                          785           864           825          720          1,079
      Interest portion of rental expense                         300           235           143          143            126
                                                           ---------     ---------      --------      -------     ----------
      Total fixed charges                                     61,650        33,116        22,433       20,027         12,179
                                                           ---------     ---------      --------      -------     ----------

        Total earnings and fixed charges                   $ 111,414     $  70,669       $27,017      $27,036      $  19,534
                                                           =========     =========       =======      =======      =========

RATIO OF EARNINGS TO FIXED CHARGES                              1.81x         2.13x         1.20x        1.35x          1.60x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED SHARE DIVIDENDS:
      Total fixed charges                                 $   61,650     $  33,116       $22,433      $20,027      $  12,179
      Preferred share dividends                                9,371            --             4           39             20
                                                           ---------     ---------      --------      -------     ----------
      Total combined fixed charges and preferred share
        dividends                                             71,021        33,116        22,437       20,066         12,199
                                                           ---------     ---------      --------      -------     ----------
       Total earnings and combined fixed charges and
         preferred share dividends                         $ 120,785      $ 70,669       $27,021      $27,075       $ 19,554
                                                           =========      ========       =======      =======       ========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED SHARE DIVIDENDS                                     1.70x         2.13x         1.20x        1.35x          1.60x


(1) Earnings include a $10,170 impact related to gain on sales of properties. Excluding this impact, such ratios would be 1.83x.

(2) Earnings include a $(5,351) impact from the extinguishment of hedges upon debt refinancing. Excluding the impact, such ratios would be 1.44x.